Exhibit 5.1

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,

SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BEIJING,

SHANGHAI, HONG KONG,

SINGAPORE, BRUSSELS

June 18, 2009

Abraxis BioScience, Inc.

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Abraxis BioScience, Inc., a Delaware corporation (the “Company”), in connection with the Shelf Registration Statement on Form S-3 (including the prospectus which is a part thereof, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”) of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, up to an aggregate offering price of $400,000,000: (i) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $.001 per share (the “Preferred Stock”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under the form of indenture filed as Exhibit 4.1 to the Registration Statement, as may be amended or supplemented from time to time (the “Indenture”); (iv) warrants to purchase the Common Stock, Preferred Stock and Debt Securities or any combination of these securities (the “Warrants”); (v) rights to purchase the Common Stock, Preferred Stock and Debt Securities or any combination of these securities (the “Rights”); (vi) units consisting of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”); and (vii) up to 2,000,000 shares of Common Stock to be sold by certain selling stockholders (collectively, the “Selling Stockholders”) of the Company (the “Secondary Shares”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, Units and Secondary Shares are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof (the “Bylaws”);

(iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Securities; (iv) the Registration Statement; (v) the Indenture and (vi) that certain Registration Rights Agreement entered into between the Company and certain of the Company’s stockholders as of November 13, 2007. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other corporate records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We also have assumed the integrity and completeness of the minute books of the Company presented to us for examination. With respect to certain factual matters we have relied upon certificates of officers of the Company.

We have assumed that the Indenture, any warrant agreement (each a “Warrant Agreement”) relating to the Warrants, any rights agreement (each a “Rights Agreement”) relating to the Rights, any unit agreement (each a “Unit Agreement”) relating to the Units, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indenture, any Warrant Agreement, Rights Agreement, Unit Agreement, purchase, underwriting or similar agreement (collectively, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; (v) that the trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement; and (vi) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be.

Our opinions are subject to the following qualifications and exceptions:

(i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(ii) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities Agreements and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities Agreements is not material.

(iii) We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law.

(iv) We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to prohibit or restrict a transfer of rights under the Securities Agreements.

(v) We express no opinion as to the enforceability of any provision of the Securities Agreements imposing or which are construed as effectively imposing a penalty.

(vi) We express no opinion as to the enforceability of any provision of the Securities Agreements to the extent it permits any purchaser of a security to set off or apply any deposit, property or indebtedness with respect to any security.

(vii) We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(viii) The effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Securities Agreements or to aid in the interpretation of the Securities Agreements.

(ix) We express no opinion as to the enforceability of any provision of the Securities Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. With respect to shares of the Common Stock, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance of the Common Stock, the terms of the offering thereof and related matters, and (B) if certificated, certificates representing shares of the Common Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Common Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to shares of the Preferred Stock, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation for such Preferred Stock in accordance with applicable law relating to such shares of Preferred Stock and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and (B) if certificated, certificates representing shares of the Preferred Stock have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor (not less than the par value of the Preferred Stock) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to the Debt Securities, when (A) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered either (i) in accordance with the Indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

4. With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company.

5. With respect to the Rights, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Rights will be binding obligations of the Company.

6. With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

7. With respect to any Secondary Shares to be offered by the Selling Stockholder pursuant to the Registration Statement, such Secondary Shares have been duly authorized, validly issued, fully paid and are nonassessable.

We express no opinion as to matters governed by any laws other than the laws of the State of California and the General Corporation Law of the State of Delaware, and, with respect to the Indenture, the substantive laws of the State of New York and the State of California (without reference to choice-of-law rules), as in effect on the date hereof. We express no opinion as to enforceability of the New York choice-of-law provision contained in the Indenture.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to reference to us under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP